Exhibit 99.01

From:    DRYCLEAN USA, Inc.
         290 NE 68 Street
         Miami, FL  33138

         Michael Steiner  (305) 754-4551
         Venerando Indelicato  (813) 814-0722

                              FOR IMMEDIATE RELEASE

DRYCLEAN USA, Inc. Announces The Sale Of Its Telecom Division
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Miami, FL - August 2, 2002 - DRYCLEAN USA, Inc. (AMEX:DCU), today reported the sale of its Metro Tel telecommunications division to an unrelated private company for $800,000 in cash and notes. In connection with the sale the Company will take a pre-tax charge to earnings of approximately $950,000 for the fiscal year ended June 30, 2002.

Venerando J. Indelicato, Chief Financial Officer of DRYCLEAN USA, Inc., stated that "the downturn in the telecom market and the Company's decision to focus on its core dry cleaning business resulted in the decision to sell the division".

DRYCLEAN USA, Inc. is one of the largest franchise and license operations in the dry cleaning industry, currently consisting of over 400 franchised and licensed stores in the United States, the Caribbean and Latin America. Founded in 1960, its dry cleaning and laundry machinery division is also one of the nation's leading distributors of industrial laundry, dry cleaning machines and steam boilers.

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This press release contains certain information that is subject to a number of known and unknown risks and uncertainties that may cause actual results and trends to differ materially from those expressed or implied by the forward-looking statements. Information concerning such factors are discussed in Company reports filed with the Securities and Exchange Commission.